Exhibit 99.1
NEWS RELEASE

Cooper Standard Announces Execution of Transaction Support Agreement

NORTHVILLE, Mich., November 15, 2022 - Cooper-Standard Holdings Inc. (NYSE: CPS) (“CPS”) today announced it and certain of its subsidiaries had entered into a transaction support agreement (the “TSA”) with an ad hoc committee of holders (the “Consenting Noteholders”) of approximately 62.7% of the aggregate principal amount of the 5.625% Senior Notes due 2026 (the “2026 Senior Notes”) issued by Cooper-Standard Automotive Inc. (the “Company”).

The TSA contemplates the following transactions (the “Refinancing Transactions”):

Concurrent Notes Offering

A notes offering (the “Concurrent Notes Offering”) to holders of the 2026 Senior Notes to purchase for cash $580.0 million aggregate principal amount of newly issued 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 (the “New First Lien Notes”). The Company intends to use the proceeds from the New First Lien Notes, together with cash on hand, to prepay the Company’s existing senior term loan facility, redeem its 13.000% Senior Secured Notes due 2024 and pay related fees and expenses.

Exchange Offer

An exchange offer (the “Exchange Offer”) conducted by the Company for any and all of its $400.0 million in aggregate principal amount of 2026 Senior Notes to holders of 2026 Senior Notes who participate in the Concurrent Notes Offering in exchange for newly issued 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Notes due 2027 (the “New Secured Notes”) on a par-for-par basis.

Consent Solicitation

The Company will seek, and holders of 2026 Senior Notes who tender pursuant to the Exchange Offer will be required to deliver, consents to amend the indenture under which the 2026 Senior Notes were issued (the “2026 Senior Notes Indenture”) to remove substantially all of the covenants, certain events of default and certain other provisions contained in the 2026 Senior Notes and 2026 Senior Notes Indenture. In order to approve the amendment, consents must be delivered and not revoked in respect of at least a majority of the outstanding principal amount of the 2026 Senior Notes.

Backstop Agreement

The Consenting Noteholders (including certain other investors designated by the Consenting Noteholders, the “Backstop Parties”) have agreed in the TSA to enter into a backstop agreement (the “Backstop Agreement”) with the Company prior to launch of the Refinancing Transactions, to purchase any New First Lien Notes that are not otherwise subscribed for by holders of the 2026 Senior Notes in the Concurrent Notes Offering. As consideration for the Backstop Parties’ backstop commitment and pursuant to the terms and conditions set forth in the Backstop Agreement, the Backstop Parties will be entitled to receive a cash fee.

The Company expects to commence the Exchange Offer, Concurrent Notes Offering and Consent Solicitation in December.

The commencement and consummation of the Refinancing Transactions contemplated by the TSA will be conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents. The Refinancing Transactions may not be completed as contemplated or at all. If the Company is unable to complete the Refinancing Transactions or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Cooper Standard
Cooper Standard, headquartered in Northville, Mich., with locations in 21 countries, is a leading global supplier of sealing and fluid handling systems and components. Utilizing our materials science and manufacturing expertise, we create innovative and sustainable engineered solutions for diverse transportation and industrial markets. Cooper Standard's approximately 23,000 employees are at the heart of our success, continuously improving our business and surrounding communities.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Our use of words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. Among other items, such factors may include: Impacts, including our ability to launch and complete the Refinancing Transactions; commodity cost increases and disruptions related to the war in Ukraine and the current COVID-related lockdowns in China; our ability to offset the adverse impact of higher commodity and other costs through negotiations with our customers; the impact, and expected continued impact, of the COVID-19 outbreak on our financial condition and results of operations; significant risks to our liquidity presented by the COVID-19 pandemic risk; prolonged or material contractions in automotive sales and production volumes; our inability to realize sales represented by awarded business; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; competitive threats and commercial risks associated with our diversification strategy through our Advanced Technology Group; possible variability of our working capital requirements; risks associated with our international operations, including changes in laws, regulations, and policies governing the terms of foreign trade such as increased trade restrictions and tariffs; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial amount of indebtedness and variable rates of interest; our ability to refinance our indebtedness and obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our debt instruments; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisitions and divestitures may not be successful; product liability, warranty and recall claims brought against us; laws and regulations, including environmental, health and safety laws and regulations; legal and regulatory proceedings, claims or investigations against us; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks, data privacy concerns, other disruptions in, or the inability to implement upgrades to, our information technology systems; the possible volatility of our annual effective tax rate; the possibility of a failure to maintain effective controls and procedures; the possibility of future impairment charges to our goodwill and long-lived assets; our ability to identify, attract, develop and retain a skilled, engaged and diverse workforce; our ability to procure insurance at reasonable rates; and our dependence on our subsidiaries for cash to satisfy our obligations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

This press release also contains references to estimates and other information that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

Contact for Analysts:	Contact for Media:
Roger Hendriksen	Chris Andrews
Cooper Standard	Cooper Standard
(248) 596-6465	(248) 596-6217
roger.hendriksen@cooperstandard.com	candrews@cooperstandard.com